Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Globalstar, Inc. of our report dated February 28, 2019 with respect to the consolidated financial statements and effectiveness of internal control over financial reporting of Globalstar, Inc., which report appears in the Annual Report on Form 10-K of Globalstar, Inc. for the year ended December 31, 2018.

/s/ Crowe LLP

Oak Brook, Illinois
December 13, 2019